EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 22, 2008, relating to the consolidated financial statements and financial statement schedule (which report expressed an unqualified opinion and includes and explanatory paragraph for the adoption of Financial Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 in 2007 and the adoption of Statement of Financial Accounting Standards No. 123R, Share-based Payment, and FASB Staff Position No. AUG AIR-1, Accounting for Planned Major Maintenance Activities, in 2006) of Quest Software, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California July 1, 2008